UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 30, 2005


                         UINTAH MOUNTAIN COPPER COMPANY


             (Exact Name of Registrant as Specified in Its Charter)


Delaware                               0-27019              87-0369205
(State of Other Jurisdiction  (Commission File Number)     (IRS Employer
of Incorporation)                                          Identification No.)


378 North Main, # 124, Layton, Utah             84041
(Address of Principal Executive Offices)      (Zip Code)

(Registrant's Telephone Number, Including Area Code)   (801) 497-9075


                                      N/A


(Former Name or Former Address, if Changed Since Last Report)


     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [X] Yes [] No

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

Amendment of Agreement and Plan of Reorganization

On August 19, 2005, Uintah Mountain Copper Company, a Nevada corporation (OTCBB:
UITH.OB) ("Uintah"), and Voxpath Networks, Inc., a Delaware corporation and hosted broadband business communications company ("Voxpath"), entered into an Agreement and Plan of Merger and Reorganization pursuant to which Uintah will acquire Voxpath in a stock-for-stock transaction.

On November 30, 2005, Uintah and Voxpath entered into Amendment No.2 to Agreement and Plan of Reorganization pursuant to which the number of shares of Uintah common stock to be issued in exchange for each share of Voxpath capital stock in the merger was reduced from 0.1563 to 0.1275. The Agreement and Plan of Merger and Reorganization was previously amended to extend the period of time to close the merger until December 31, 2005. The closing of the merger remains subject to certain closing conditions, including the approval of the stockholders of both Voxpath and Uintah.

The Amendment No.2 to Agreement and Plan of Reorganization is filed herewith as
Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1 Amendment No.2 to Agreement and Plan of Reorganization dated as of November 30, 2005, among Uintah Mountain Copper Company, Voxpath Acquisition Corp., Voxpath Networks, Inc., and the Major Shareholders.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UINTAH MOUNTAIN COPPER COMPANY


Dated:  December 5, 2005        By:     /s/ James E. Anderson
                                James E. Anderson
                                President and Chief Executive Officer